As filed with the Securities and Exchange Commission on October ___, 2007
Registration No. 333-145011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2/A
Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NOVA TECHNOLOGIES USA, INC.

Nevada	3999	20-5841135
(State or jurisdiction	(Primary Standard Industrial	(IRS Employer
of incorporation or	Classification Code Number)	Identification Number)
organization)

4421 Commons Dr., Suite 182, Destin, Florida 32541   (854) 543-4190
(Address and telephone number of principal executive offices)

John H. McDermit; 4421 Commons Dr., Suite 182, Destin, Florida 32541
(Name, address and telephone number of agent for service)

Copies to:
Sharon D. Mitchell, Esq.
1357 N Bywood
Clawson, Michigan 48017
MAILING ADDRESS:  57492 ONAGA TRAIL
YUCCA VALLEY, CALIFORNIA 92284
(248) 515-6035

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:  As soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous bases pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  (  )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (  )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (  )

The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting in accordance with Section 8 (a), may determine.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  (  )

Calculation of Registration Fee
Title of each class of securities to be registered	Amount being registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration
Common	2,000,000	$0.50	$1,000,000.00	$307.00

Confidential Number:  3235-0418
Nova Technologies USA, Inc.
$1,000,000 of Common Stock
_________________________
Resale of 2,000,000 Shares of Common Stock

The selling stockholders listed on pages 29 and 30 may offer and sell shares of our Common Stock under this prospectus for their own account.

We currently lack a public market for our Common Stock.  Selling shareholders will sell at a price of $0.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

A current Prospectus must be in effect at the time of the sale of the shares of Common Stock discussed above.  The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers.  We will pay all other offering expenses.

Each selling stockholder or dealer selling the Common Stock is required to deliver a current Prospectus upon the sale.  In addition, for the purposes of the Securities Act of 1933, selling stockholders are deemed underwriters.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.  WE URGE YOU TO READ THE “RISK FACTORS” SECTION BEGINNING ON PAGE 6, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

____________________

THESE COMMON SHARES OFFERED HEREBY ARE SPECULATIVE AND INVESTMENT IN COMMON SHARES INVOLVES A HIGH DEGREE OF RISK.  INVESTORS MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD AND BE ABLE TO WITHSTAND A TOTAL LOSS OF THEIR INVESTMENT.  SEE “RISK FACTORS.”
__________________

Offering Size	Number of Shares	Offering Price Per Share	Offering Expenses	Proceeds to Us
$1,000,000	2,000,000	$0.50	$40,000	$960,000

The common shares are being offered only to the investors who meet certain suitability requirements. The Company reserves the right to approve each investor. See “Investor Suitability Requirements.”

TABLE OF CONTENTS

Item		Page
1	Front of Registration Statement and Outside Front Cover of Prospectus	2
2	Inside Cover of Prospectus - Table of Contents	3
3
Summary Information and Risk Factors
     Amount of Offering
     Risk Factors
     Market Acceptance
     Protect patents, Trade Secrets and Proprietary Information
     No Public or other Market for Shares
     Expand Operations
     Results of Operations May Vary
     Available Financial Statements
     Profitability
     Limited Operating History
     Speculative Investment
     Existing Identity or Customer Loyalty
     Officers and Directors Limited Liability
     Controlling Costs
     Inability to Obtain Additional Capital
     Fluctuations in Financial Performance
     Overestimated Offered Share Price
     Loss of Investment Upon Dissolution of Company
     No Guarantee Offering will be Exempt from Registration
     Offering Proceeds Not Held in Escrow
     May be Subject to Penny Stock Regulations
     Dependence on Senior Management and Key Personnel
     Decisions Made Exclusively by Our Officers and Directors
     Offering Shares on a Best Efforts Basis
     Paying Dividends
     No Ruling from Internal Revenue Service
     State Income Tax Consequences
     Financial Statements
     Restrictions on Transferability of Shares/Illiquid Investment
     Forward Looking Statements
		6 6 6 6 7 7 7 7 7 7 7 7 8 8 8 8 8 9 9 10 10 10 11 11 11 11 11 11 12 12 12
4	Use of Proceeds Market for Offered Shares	13 13
5	Determination of Offering Price	13
6	Dilution	13
7	Selling Security Holders	14
8	Plan of Distribution	14
9	Legal Proceedings	14

10
Directors, Executive Officers, Promoters and Control Persons
     Executive Officers and Directors
     Summary Resume of John H. McDermit
     Management
     Finance
     Marketing
     Product Development
     Technology
     Education and Designations
     Significant Employees
     Family Relationships
		14 14 14 14 15 15 15 15 15 15 15
11	Security Ownership of Certain Beneficial Owners and Management	16
12	Description of Securities Common Stock Preferred Stock	16 16 16
13	Interest of Named Experts and Counsel	16
14	Disclosure of Commission Position of Indemnification for Securities Act Liabilities Indemnification of Directors and Officers Indemnification Agreements	17 17 17
15	Organization Within Last Five Years	18
16	Description of Business Facilities Employees Liquidity and Capital Resources Financial Statements	18 18 18 18 19
17	Management’s Discussion and Analysis or Plan of Operation Current Marketing Approach Future Marketing Approach Our Mission	19 19 20 20
18	Description of Property Training Equipment Assembly Equipment Inventory Office Equipment and Supplies	20 20 20 20 20
19	Certain Relationships and Related Transactions	20
20	Market for Common Equity and Related Stockholder Matters	21
21	Executive Compensation Summary Compensation Table Compensation of Directors Employment Contracts Stock Option Plan	21 21 21 21 21
22	Financial Statements	22 F1-F19
23	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	23

24	Indemnifications of Directors and Officers Officers and Directors Limited Liability Indemnifications of Directors and Officers Indemnification Agreements	23 23 23 23
25	Other Expenses of Issuance and Distribution	24
26	Recent Sales of Unregistered Securities	24
27	Exhibits - Attached Exhibit 3.1 – Articles of Incorporation Exhibit 3.2 – Bylaws Exhibit 5.1 -- Opinion and Consent of Sharon D. Mitchell, Attorney at Law Exhibit 10.1 -- Subscription Agreement Exhibit 23.1 -- Consent of Donahue Associates, LLC Exhibit 99.1 – Executive Summary	25
28	Undertakings	25
	Important Notices	25
	Investor Suitability Standards Financial Suitability Accredited Investors	27 28 28

Other Important Information
     Interest of Named Counsel and Experts
     Conflicts Related to Other Business Activities
     Related Party Transactions
     Conflicts of Interest
     Interest in Other Businesses
     Other Activities of Management and Affiliates
     Lack of Separate Representation
     Non Arm’s Length Agreements
     Reimbursement of Expenses
     Continuous Reporting Obligations to Shareholders
     Income Tax Consequences
     Fiduciary Responsibility of the Officers and Directors
		30 30 30 30 31 31 31 31 31 32 32 32 33

SUMMARY INFORMATION AND RISK FACTORS

Proceeds from this offering will be used to pay the costs of the offering, general overhead expenses, consulting and management fees, marketing, and working capital.

SUMMARY OF THE OFFERING

THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS REGISTRATION, WHICH CONTAINS MORE DETAILED INFORMATION WITH RESPECT TO EACH OF THE MATTERS SUMMARIZED IN THIS SUMMARY, AS WELL AS OTHER MATTERS NOT SUMMARIZED IN THIS SUMMARY. ALL PROSPECTIVE PURCHASERS OF OFFERED SHARES SHOULD CAREFULLY REVIEW THE ENTIRE CONTENTS OF THE REGISTRATION AND THE EXHIBITS ATTACHED TO THIS REGISTRATION INDIVIDUALLY AND WITH THEIR OWN TAX, LEGAL, AND BUSINESS ADVISORS.

Amount of the Offering
We are offering for sale, on a “best efforts” basis, 2,000,000 shares of our $0.001 par value common stock (“Offered Shares”), to purchasers whom we believe are “Accredited Investors,” as that term is defined in Rule 501 of Regulation D and no more than 35 “Non-Accredited Investors,” who have the qualifications necessary to permit the Offered Shares to be offered and sold in reliance upon an exemption from registration pursuant to the Act for transactions not involving any public offering (“Offering”). The purchase price for each Offered Share is $.50.

The minimum number of Offered Shares each purchaser must purchase is 2,500 shares for a purchase price of $1,250.00. There is no minimum number of Offered Shares that must be sold prior to our utilization of proceeds from the sale of the Offered Shares.  We will not escrow the funds raised in this Offering, therefore, the funds will be immediately available to us. The maximum number of Offered Shares we are offering pursuant to this Offering is 2,000,000.  Each Offered Share must be paid for completely on the date the purchaser submits to us a completed and signed Subscription Agreement (Attached hereto as Exhibit C).

RISK FACTORS

The Purchase of Shares in the Company involves a high degree of risk, including but not necessarily limited to the risks set forth below.  Prospective investors should consider the following matters, in addition to other factors set forth in this Registration Statement and other information, documents and materials provided to the prospective investor, before making a decision to purchase shares in the Company.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities ad it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Our operating results may fluctuate due to a variety of factors and are not a meaningful indicator of future performance.  We expect to experience significant fluctuations in our future operating results due to a variety of factors, many of which are outside our control.

Future governmental regulation, privacy concerns and regulations affecting the use of electronic devices in the prison system could increase our costs, decrease demand for our services or curtail our operations.

We do not have a public market in our securities.  If our common stock has no active trading market, you may not be able to sell your common shares at all.  You may not be able to liquidate your investment in the event of an emergency or for any other reason.

The initial prices of $0.50 may have little or no relationship to the market price.  The offering price of the common shares has been arbitrarily determined without regard to the book value or market value of the common shares.  The initial price may have little or no relationship to the market value.

Forward Looking Statements: The statements contained in this Prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statement, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, come of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this Prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law.  Therefore, the actual experience of Nova Technologies USA, Inc., and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by Nova Technologies, or any other person, that we will realize these estimates and projections, and actual results may vary materially.  We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

Market Acceptance
There can be no assurance that our proposed product(s) will achieve a significant degree of market acceptance, and that acceptance, if achieved, will be sustained for any period sufficient to permit us to recover associated costs.

If in the future a market does exist for our securities, it is highly likely to be highly illiquid and sporadic.

Protect Patents, Trade Secrets and Proprietary Information

There can be no assurance that we will be able to adequately protect our patents, trade secrets and proprietary information.

No Public or Other Market for Shares
The Offered Shares are restricted securities pursuant to the Act and subject to certain important limitations on their resale and, therefore, no public market exists for the Offered Shares.

Expand Operations
We will be required to raise substantial funds in addition to the proceeds from the Offering if we hope to fully expand our operations.

Results of Operations May Vary
Our results of operations may vary from period to period as a result of a variety of factors, including, but not limited to, consumer preferences and the effectiveness of our products and services.

Available Financial Statements
The Company has had a limited operating history. The Company’s Audited Financial Statements from inception to March 31, 2007, are incorporated herein.

Profitability
Since incorporation, we have suffered losses and we may never be profitable.

Limited Operating History
We have a limited operating history and there can be no assurance of profitability; therefore, investors in us could lose their entire investment if we are unable to operate at a profit. We are a development stage company with losses from our incorporation. We incorporated in the month of October 2006.  We have a limited operating history upon which prospective investors can judge our performance. We have not yet initiated our proposed products and there is no guarantee that we will be able to complete the development of our proposed products.  Any potential investor must consider our business and prospects in light of the risks and difficulties frequently encountered by companies in their early stages of development. These risks and difficulties include, but are not limited to, an unproven business system, lack of sufficient customers, lack of revenue or cash flow and high capital expenditures. We cannot be certain that our business strategy will be successful or that we will successfully address these risks. Our failure to address any of the risks described above could harm our ability to operate profitably.  Accordingly, there is no assurance that we will ever be profitable.

Speculative Investment
An investment in us is speculative, and investors could lose their entire investment. A purchase of the Offered Shares is significantly speculative and involves significant risks. The Offered Shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price for the Offered Shares. A purchase price of the Offered Shares would be “unsuitable” for a person who cannot afford to lose his or her entire purchase price for the Offered Shares. Our business objectives must also be considered speculative, and there is no assurance we will satisfy those objectives. No assurance can be given that the purchasers of the Offered Shares will realize a substantial return on their purchase of the Offered Shares, or any return whatsoever, or the purchasers of the Offered Shares will not lose their investment in us completely. For this reason, each prospective purchaser of Offered Shares should read this registration and all exhibits to this registration carefully and should consult with that purchaser’s attorney, business advisor, or investment advisor.

Existing Identity or Customer Loyalty
We have little existing identity and customer loyalty and that could affect our ability to earn revenue.

Officers and Directors Limited Liability
Our officers and directors may have limited liability to our shareholders which could mean that our officers and/or directors may not have any liability to our shareholders for certain claims. Our Articles of Incorporation include a provision eliminating the personal liability of our directors for damages for breach of fiduciary duty as a director. Moreover, the Nevada Revised Statutes provides for the indemnification, under certain circumstances, of officers and directors. Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Controlling Costs
We will rely on the experience of our management to control costs; however, if costs are not adequately controlled, our future operating results could be adversely affected. We have used reasonable efforts to assess and predict costs and expenses. However, we have a limited history upon which to base predictions. Implementing our business plan may require more capital, employees, equipment, supplies or other expenditure items than we have predicted. Similarly, the cost of compensating additional management, employees and consultants or other operating costs may be more than our estimates, which could result in sustained losses.

Inability to Obtain Additional Capital
We will need to rely on additional capital to fund our existing and future operations and our inability to obtain such additional capital could significantly restrict our ability to operate our business. We require substantial amounts of working capital to fund our business and we cannot be sure that additional financing will be available.

Fluctuations in Financial Performance
Severe fluctuations in our financial performance caused by factors such as customer preferences and new technology could adversely affect our ability to operate at profit.
As a result of our lack of operating history, as well as general industry trends, we may not have sufficient internal or industry-based historical financial data upon which to calculate anticipated operating revenues and expenses. We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of factors, including:

o	Demand for our products and the outcomes;
o	The introduction and acceptance of new or enhanced products by us or by our competitors;
o	Our ability to anticipate and effectively adapt to a developing market;
o	Our ability to attract, retain and motivate qualified personnel;
o	Pricing changes by us or our competitors;
o	Customer satisfaction and loyalty; and
o	General economic conditions and other factors

Accordingly, future sales and operating results are difficult to forecast. Our expenses are based as to future revenues and to a significant extent are relatively fixed, at least in the short-term. We may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.  Accordingly, any significant negative change in relation to our expectations would have an immediate adverse impact on our ability to earn revenues and operate at a profit. In addition, we may determine from time to time to make certain pricing or marketing decisions that could have a short-term material adverse effect on our business, results of operations and financial condition and may not result in the long-term benefits intended. Because of all of the foregoing factors, it is probable that in some future period our operating results may be less then the expectations of investors.

Overestimated Offered Share Price
Our Offered Share price is not based on any established criteria and if we materially overestimated the offering price, investors could lose their entire investment. The purchase price of the Offered Shares has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share or any combination thereof. Additionally, because we have a limited operating history, the price of the Offered Shares is not based on our past earnings. The price of the Offered Shares does not necessarily indicate current market value for our assets. If we overestimated the value of an investment in us, investors could lose their entire investment.

Loss of Investment Upon Dissolution of Company
Purchasers of Offered Shares may lose their investment upon dissolution, as there may not be sufficient assets to provide a distribution to purchasers of Offered Shares. In the even of our dissolution, the proceeds realized from the liquidation of our assets, if any, will be distributed to our shareholders only after satisfaction of claims of our creditors. The ability of a purchaser to recover all or any portion of his or her purchase price for the Offered Shares in that event will depend on the amount of funds realized and the claims to be satisfied therefrom. It is likely in the event we are forced to dissolve, there will not be sufficient assets to provide a distribution to our shareholders. In such a case, our shareholders will lose their entire investment.

Offering Proceeds Not Held in Escrow
The Offering proceeds will not be held in escrow and will be immediately available by us; as a result, funds may not be available for refunds. The terms of this Offering do not establish a minimum amount of funds beyond which we must receive in order to utilize the proceeds from the Offering. If we are unsuccessful in selling all of the Offered Shares, the funds available for operation may not be adequate to carry out our business objectives for an extended period of time and additional funds may be required. There is no assurance that funds will be available from any source; and, if not available, we may not be able to continue to operate, in which case, investors may lose the entire purchase price of the Offered Shares.

May Be Subject to Penny Stock Regulations
The Securities and Exchange Commission (“Commission”) has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules; deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and our salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If any of our securities become subject to the penny stock rules, holders of those securities may have difficulty selling those securities.

Dependence on Senior Management and Key Personnel
We will depend on our senior management, the loss of which could adversely affect our ability to earn a profit, as we will be forced to expend significant funds and time attempting to secure replacement personnel. We do not maintain key person life insurance on any of our senior management.

Decisions Made Exclusively by Our Officers and Directors
All decisions regarding management of our affairs will be made exclusively by our officers and directors. The purchasers of the Offered Shares may not participate in our management and, therefore, are dependent upon the management abilities of our officers and directors. The only assurance that our shareholders (including purchasers of the Offered Shares) have that our officers and directors will not abuse their discretion in making decisions with respect to our affairs and other business decisions is the fiduciary obligations and business integrity of those officers and directors. Accordingly, no person should purchase Offered Shares unless that person is willing to entrust all aspects of our management to our officers and directors, or their successors. Potential purchasers of the Offered Shares must carefully evaluate the personal experience and business performance of our officers and directors. Our officers and directors may retain independent contractors to provide services to us. Those contractors have no fiduciary duty to our shareholders and may not perform as expected.

Offering Shares on a Best Efforts Basis
The Offered Shares are offered on a “Best Efforts” basis and, therefore, there is no guarantee that we will be able to sell sufficient funds to maintain our operations. We are offering the Offered Shares on a “best efforts” basis and no individual, firm, or corporation has agreed to purchase any of the Offered Shares. No assurance can be given that any or all of the Offered Shares will be sold. If we fail to sell a sufficient number of Offered Shares, our ability to continue our operations will be harmed.

Paying Dividends
We do not anticipate paying dividends on our common stock in the foreseeable future; but, rather, we plan to retain earnings, if any, for the operation and expansion of our business.

No Ruling from Internal Revenue Service
We have obtained no ruling from the Internal Revenue Service and no opinion of counsel with respect to federal income tax consequences of this Offering. Consequently, investors must evaluate for themselves the income tax implications which attach to their purchase and subsequent sale of the Offered Shares.

State Income Tax Consequences
This registration makes no attempt to summarize the state income tax consequences resulting from the laws of those states in which we may conduct our activities. Accordingly, prospective purchasers of Offered Shares are urged to consult their tax advisers in this regard.

Financial Statements
We currently have a limited operating history; therefore purchasers of shares have limited information on which to base their analysis of our financial condition. This lack of a long financial history, along with other factors discussed above, makes an investment in us extremely speculative.

Restrictions on Transferability of Shares/Illiquid Investment
These securities are not registered under the Securities Act of 1933, as amended (“The Securities Act”), or any applicable state securities laws and the Company has not agreed to register the Shares for distribution in accordance with the provisions of the Securities Act or any applicable state securities laws. Therefore, these Shares must be held indefinitely, unless and until subsequently registered under the Securities Act and applicable state securities laws, or unless an exemption from such registration is available.  Consequently, holders of these securities may not be able to liquidate their investments if an emergency arises, or for any other reason.  Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION   WITH, THE SALE OR DISTRIBUTION THEREOF. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

Forward Looking Statements
This registration statement contains forward-looking statements, which involve risks and uncertainties.  These forward-looking statements, which are usually accompanied by words such as “may,” “might,” “will,” “should,” “could,” “intends,” “estimates,” “predicts,” “potential,” “continue,” “believes,” “anticipates,” “plans,” “expects,” and similar expressions, relate to, without limitation, statements about our market opportunities, our strategy, our competition, our projected revenue and expense levels and the adequacy of our available cash resources.  This registration statement also contains forward-looking statements attributed to third parties.  These statements are only predictions.  You should not place undue reliance on these forward-looking statements, which apply only as of the date of this registration statement.  Our actual results could differ materially from those expressed or implied from these forward-looking statements as a result of various factors, including the risk factors described above and included in this registration statement.  We do not guarantee future results, levels of activity, performance or achievements.  We are under no duty to update any of the forward-looking statements after the date of this registration statement to conform them to actual results or to changes in our expectations.  All representations, projections, estimates, or statements (either written, stated, or implied) of revenues, costs, specific performance, or other items listed in this registration statement or during any discussions with company owners, managers, or employees are only good faith projections.  We therefore make no warranties to the success of this endeavor, either express or implied.

USE OF PROCEEDS

If all of the Offered Shares are sold, the Offering Amount will be $1,000,000.00, with the Offering Fees not to exceed $40,000.00, and the proceeds to be at least $960,000.00.  Proceeds from the Offering will therefore be used to pay the costs of the Offering, general overhead expenses, consulting and management fees, the costs required to establish the marketing and sales/leasing force required to sell the products and services, and for working capital.  Additional financing will likely be required if we are to fully expand our operations and fully market and sell our products and services. There is no assurance that such additional financing will be available to use and, if available, that the terms and conditions of such financing will be acceptable to us.

The proceeds of the Offering that are not utilized immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market accounts or any investment that management considers in the best interest of the company. These investments may not be insured.

In the event that our plans change, our assumptions change or prove to be inaccurate, or the proceeds of the Offering prove to be insufficient, it may be necessary or advisable to reallocate proceeds or to use proceeds for other purposes, or we may be required to seek additional financing or we may be required to curtail our operations.

Market for Offered Shares

The Offered Shares are restricted securities pursuant to the Act and subject to certain important limitations on their resale.  An investment in us should be considered extremely illiquid.  There is no public market for the Offered Shares and a public market may not develop in the foreseeable future.

DETERMINATION OF OFFERING PRICE

The purchase price of the Offered Shares has been determined primarily by our capital requirements and has no relationship to any established criteria of our value, such as book value or earnings per share or any combination thereof. Additionally, because we are a new corporation with limited operating history, the price of the Offered Shares is not based on our past earnings. The price of the Offered Shares does not necessarily indicate current market value for the assets owned by us.

DILUTION

As a result of these factors, we will need to raise additional funds, and these funds may not be available on favorable terms, or at all. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our travel products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements.

There is no assurance that we will be profitable, and we may not be able to successfully develop, manage or market our products and services. We may not be able to attract or retain qualified executives and technology personnel and our products and services may become obsolete. Government regulation may hinder our business. Additional dilution in outstanding stock ownership may be incurred due to the issuance of more shares, warrants and stock options, or the exercise of warrants and stock options, and other risks inherent in our businesses.

As a result of these factors, we will need to raise additional funds, and these funds may not be available on favorable terms, or at all. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our product, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements.

SELLING SECURITY HOLDERS

No selling security holders

PLAN OF DISTRIBUTION

No underwriters

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business.  We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business prospects, financial condition or results of operations.  We may become involved in material legal proceedings in the future.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

We are dependent on the efforts and abilities of our senior management. The interruption of the services of senior management could have a material adverse effect on our operations, profits and future development if suitable replacements are not promptly obtained. We have not entered into employment agreements with any of our key executives and no assurance can be given that each executive will remain with us. All of our officers and directors will hold office until their resignation or removal.

The following persons are the current Executive Officers and Directors of the Company.

NAME	POSITION
John Howard McDermit	President and Director; Age 66
Mary K. McDermit	Vice President, Treasurer, Secretary and Director; Age 60

SUMMARY RESUME OF JOHN H. MCDERMIT

Management
Management experience in small and medium sized companies through serving as CEO of a technology company, a real estate investment company and engineering companies. Large corporation management training within McDonnell Douglas and Lockheed.  International management and consulting experience through setting up offices for consumer electronics company in Hong Kong and start up of an electronics company in Tijuana.  Mr. McDermit served on the board of directors and board of advisors of a public company.

Finance
Structured purchase of two technology companies.  Financed several hundred housing units through bank financing and syndications.  Raised money for startups through private investors.  Participated in raising money for new Companies via Reg. D Private Placement. Developed capitalization plans for technology companies. Served as consultant to a Merger and Acquisitions Company.

Marketing
Developed products and marketed prototypes to major manufacturers and distributors. Developed marketing plans for manufacturers. Prepared presentations for promoting private placements.  Solicited and developed proposals for government contracts for Lockheed and McDonnell Douglas.  Served as CEO and Chief Scientist of Electro-Optics Consultant, Inc., and procured government contracts for the operation of this company.

Product Development
Development of high technology products using NASA derived technology as consultant to the Technology Transfer Division of NASA.  R&D for development of various products and systems.  Developed, patented, manufactured and sale of consumer electronics and specialized law enforcement electronics.

Technology
Served as program manager and chief scientist on a number of contracts with NASA, the U.S. Army, and other government agencies.  Contribution to briefings for the Secretary of Defense.  Top Secret and above security clearances for engineering intelligence analysis of Russian weapons.

Education and Designations
Ph.D. Engineering Science, M.S. Mechanical Engineering, B.S. Mechanical Engineering. Honorary designations include Phi Beta Kappa, Sigma Xi, Tau Beta Pi, Chi Epsilon. Author of over 70 publications in recognized scientific journals and classified documents, as well as contributor to several books.  Registered Professional Engineer.

Significant Employees
Due to the current business model the only significant employee is John H. McDermit.  All functions that would normally be performed by employees are performed by contractors.

Family Relationships
Mary K. McDermit has been chosen to become an officer and director of the company.  She is the wife of the president and will hold these positions until such time that it is in the best interest of the company to replace her as an officer and/or director.

NO LEGAL PROCEEDINGS
NO AUDIT COMMITTEE FINANCIAL EXPERT

All audits will be performed by Donahue Associates who performed the initial audit.

SECURITY OWNERSHIP OF CERTAIN
 BENEFICIAL OWNERS AND MANAGEMENT

No Security Ownership of Certain Beneficial Owners

John H. Mcdermit will be issued 9,000,000 shares of the stock of the newly formed company, Nova Technologies USA, Inc. in exchange for his 100% ownership of the company whose Audited Financial Statements are attached to this offering as Exhibit A.  .
Other than as indicated below there are no other beneficial owners of 5% or more of our issued and outstanding common stock.

The following table specifies the number of shares or our $0.001 par value common stock owned:

Title of Class	Name of Beneficial Owner	Amount of Beneficial Owner	Percent of Class
Common	John Howard McDermit	9,000,000	100%

DESCRIPTION OF SECURITIES

Common Stock
Our authorized capital stock consists of 25,000,000 shares of $0.001 par value common stock of which 9,000,000 are issued and outstanding as of the date of this Registration Statement. Through this Registration Statement filing we are offering 2,000,000 of the authorized shares at 0.001 par value common stock, which would be entitled to receive dividends when and as declared by our Board of Directors from funds legally available therefore. All of the shares of our $0.001 par value common stock have equal voting rights and are non-assessable. Each share of our $0.001 par value common stock is entitled to share proportionately in any assets available for distribution to holders of our equity securities upon liquidation.

Certain consultants used by the Company may be paid in stock in lieu of cash.  The following consultants have been compensated with stock for services rendered: (1) Mr. Daniel Mendes, Marketing;  150,000 shares;  (2) Ms. Denise Mayo, Marketing West Coast;  150,000 shares;  (3) Ms. Natasja Aspelin, Organizational Marketing; 125,000 shares; and (4) Sharon D. Mitchell, Legal Consultant;  25,000 shares.

Preferred Stock
As there are no shares of preferred stock currently issued and outstanding, our Board of Directors have not yet set any designations or preferences or established any classes of preferred stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

 This Form SB-2 Registration Statement was prepared by our counsel, Sharon D. Mitchell, Attorney at Law, who beneficially owns 25,000 shares of our common stock, which were granted to Ms. Mitchell in consideration for legal services rendered to us in connection with this registration.

Experts: The consolidated balance sheet and audited financial statements included in this Prospectus have been audited by Donahue Associates, LLC, our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Indemnification of Directors and Officers
Our Articles of Incorporation limits the liability of our officers and directors. Officers and directors will not be liable to us for monetary damages occurring because of a breach of their fiduciary duty as directors in certain circumstances. Such limitation will not affect liability for any breach of a director’s duty to us or our shareholders, either:

•	With respect to approval by the director of any transaction from which he or she derives an improper personal benefit;

•
With respect to acts or omissions involving an absence of good faith, that he or she believes to be contrary to our best interests of our shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his or her duty to us or our shareholders, or that indicate a reckless disregard for his or her duty to us or our shareholders in circumstances in which he or she was or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to us or our shareholders; or

•
Based on transactions between us and our directors or another corporation with interrelated directors or on improper distributions, loans or guarantees pursuant to applicable sections of the Nevada Revised Statutes.

Such limitation of liability will not affect the availability of equitable remedies such as injunctive relief or rescission. Our Articles of Incorporation provide that we will indemnify our directors and officers to the extent permitted by law, including circumstances in which indemnification is otherwise discretionary under the Nevada Revised Statutes.

We have been informed that, in the opinion of the Commission, such indemnification, as claims pursuant to the federal securities laws, is against public policy and is, therefore, unenforceable.

Indemnification Agreements
We anticipate that we will enter into indemnification agreements with each of our directors and executive officers pursuant to which we shall indemnify each such director and officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by each such director and officer in connection with any criminal or civil action brought or threatened against such director and officer because of such director and officer being or having been an executive officer or director of us. To be entitled to indemnification by us, such person must have acted in good faith and in a manner, such person believed to be in our best interests and, with respect to criminal actions, such director and officer must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities occurring pursuant to the Securities Act of 1933 may be permitted to Directors, Officers or persons controlling us pursuant to the foregoing provisions, we have been informed that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Our Articles of Incorporation provide that we will indemnify our directors and officers to the extent permitted by law, including circumstances in which indemnification is otherwise discretionary under the Nevada Revised Statutes.

We have been informed that, in the opinion of the Commission, such indemnification, as claims pursuant to the federal securities laws, is against public policy and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

No relationships and related transactions are applicable

DESCRIPTION OF BUSINESS

NO BUSINESS DEVELOPMENT BY THIS ENTITY

Our Background:  We are a newly incorporated Nevada Corporation incorporated during the month of October, 2006.

Facilities
Our principal business address is located at 4421 Commons Drive East, Suite 182, Destin, Florida, 32541

Employees
As of the date of this Registration Statement, we have one employee other than our officers and directors. We anticipate hiring employees in the next six months if we secure financing from this Offering and are ready to start our operations. We believe our future success depends in large part upon the continued service of our senior management personnel and our ability to attract and retain managerial personnel.

Liquidity and Capital Resources
Our only known sources of capital are the proceeds from the Offering and cash anticipated from revenues. We are currently generating revenues, however. We cannot anticipate when we will start earning substantial revenues. We may require additional financing and there is no assurance that such additional financing will be available.

Financial Statements
The Company has had a limited operating history. The Company’s financial statements attached hereto as Exhibit A were audited as of November 30, 2006 by Mr. Brian Donahue, CPA.

Because the information specified in this Registration Statement concentrates primarily on details concerning us rather than the industry in which we operate, potential purchasers of Offered Shares are encouraged to conduct their own separate investigation of our industry to obtain more insight in assessing our prospects.

MANAGEMENT’S DISCUSSION
AND ANALYSIS OR PLAN OF OPERATION

We are dependent on the efforts and abilities of our senior management. The interruption of the services of senior management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. We have not entered into employment agreements with any of our key executives and no assurance can be given that each executive will remain with us. All of our officers and directors will hold office until their resignation or removal.

The following persons are the current Executive Officers and Directors of the Company.

Name	Position
John Howard McDermit	President and Director
Mary McDermit	Vice President, Secretary, Treasurer and Director

Current Marketing Approach
Nova has tried numerous techniques for increasing sales.  We do not normally think in terms of “market share” because we do not share our “market niche” with anyone other than the indirect competition provided by Tasers and Pepper Spray.  The bankrupt company “Stun Tech” at one time was our competition and was in violation of our patent on the RACC belt. After several lawsuits from the Racc Belt inventor, Stun Tech ceased the violation and stopped manufacturing their version of our belt.  Stun Tech started under a new name after their bankruptcy and then went into bankruptcy again.   The bankrupt company then sold their product line to a new company called “Stinger Systems” that appears to be attempting to compete with Taser International and has little interest in selling electronic shields.

We have found that our best sales tool is to provide good products, train officers well, provide outstanding service, and be available if needed.  We do a small amount of direct solicitation but our best marketing tools are “word of mouth” and the building of our name and reputation.

Future Marketing Approach
Nova’s business has been growing rapidly during the past three years.  It appears that Law Enforcement management has begun to realize the high cost and risk associated with deploying Pepper Spray and using the Taser.  This cost comes from cleanup, purchase of cartridges for use and practice and medical bills for officers and inmates.  Although our products are not a substitute for other products in all cases, it is now recognized that in a large percentage of situations, our products can be used at less cost, they accomplish the same objectives because the cost per use is insignificant; the reporting requirements are less, and there is rarely medical treatment required, unless someone is injured because of the physical interaction.  With access to additional funds, Nova is of the opinion that we can reach every Correctional Institution and every Sheriffs Department in the United States and have most of them as loyal customers.  Nova currently has thousands of customers, and with additional funds for mailings, trade shows, telephone marketing, advertising, etc., we are of the opinion that we can increase our business substantially.

Our Mission
Nova’s mission is to provide products and training to reduce injury among officers and inmates through the minimum use of electronic force at the most economical price.

DESCRIPTION OF PROPERTY

Training Equipment:  The training equipment and materials consist of manuals, CD’s, projectors, computers, RACC belts, Electronic shields, and other equipment used to conduct our training classes.  All equipment is paid for, in good condition and is located in the Wisconsin office.

Assembly Equipment: Assembly Equipment is in good condition even though it was purchased over 10 years ago.  The equipment consists of soldering equipment, jigs and fixtures, injection molds, tables and storage bins, etc. The largest piece of assembly equipment is a “wave solder” machine for making circuit boards.  The assembly equipment is paid for and is located in the Tennessee office.

Inventory: The inventory of parts and completed product are al new and are paid for.  The Inventory is located at the assembly facility in Tennessee.

Office Equipment and Supplies: Office Equipment and supplies are located at the three locations for the company, i.e., Florida, Tennessee and Wisconsin.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain consultants used by the Company may be paid in stock in lieu of cash, or along with cash. The following consultants have been compensated have been compensated with stock for services rendered: (1) Mr. Daniel Mendes, Marketing: 150,000 shares; (2) Ms. Denise Mayo, Marketing West Coast: 150,000 shares; (3) Ms. Natasja Aspelin, Organizational Marketing: 125,000 shares; and (4) Ms. Sharon D. Mitchell, Legal Consultant: 25,000 shares.

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

The only common equity is that resulting from the private placement of shares.  The company has sold 381,500 shares of its common stock at fifty cents per share to 36 investors via a private placement under Rule 506.  There are no equity compensation plans in place at this time.

The business owner has completed the transaction of the transfer of ownership of the business to Nova Technologies USA, Inc. in exchange for nine million (9,000,000) shares of the common stock of the company (as disclosed in the memorandum).

EXECUTIVE COMPENSATION

Any compensation received by our officers and directors will be evaluated and determined from time to time by our Board of Directors. At this time, no salaries will be paid to officers or directors of the Company.

Summary Compensation Table
We do not anticipate that our President, CEO or any of our other executive officers or directors will earn a total annual salary and bonus exceeding $200,000.00 during the year ending December 31, 2007. They will be reimbursed for their business, travel and business entertainment expenses incurred in the performance of their duties on behalf of the Company.

Name and			Annual	Other Annual	All Other
Position	Year	Salary ($)	Bonus($)	Compensation	Compensation

THERE ARE CURRENTLY NO COMPENSATION PLANS IN PLACE

Compensation of Directors
Any Directors who also become our employees will receive no extra compensation for their service on our Board of Directors. Directors may be compensated for out-of-pocket expenses associated with attending Board of Directors’ meetings.

Employment Contracts
We have plans to enter into employment contracts with our current officers; currently there are none in place.

Stock Option Plan
At this time, there is no stock option plan in place.

FINANCIAL STATEMENTS

See included following pages F-1 through F-19

Nova Technologies USA, Inc.
Audited Financial Statements
For the Years Ended March 31, 2007 and March 31, 2006
and from Inception, September 30, 2004 through March 31, 2007
(A Development Stage Company)

  DONAHUE ASSOCIATES, L.L.C.
    27 BEACH ROAD, SUITE CO5-A
     MONMOUTH BEACH, NJ.    07750
                     Phone: (732) 229-7723

Independent Auditor’s Report

The Shareholders,
Nova Technologies USA, Inc.

We have audited the accompanying balance sheets of Nova Technologies USA, Inc. as of March 31, 2007 and March 31, 2006 and the related statements of operations and changes in shareholders’ equity, and cash flows for the years then ended and from inception to March 31, 2007. These financial statements are the responsibility of management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted by the Public Company Accounting Oversight Board in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements presented are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the balance sheets of Nova Technologies USA, Inc. as of March 31, 2007 and March 31, 2006 and the related statements of operations and changes in shareholders’ equity, and cash flows for the years then ended and from inception to March 31, 2007, in conformity with generally accepted accounting principles generally accepted in the United States of America.

/s/ Donahue Associates, L.L.C.
Monmouth Beach, New Jersey
June 11, 2007

Nova Technologies USA, Inc.
Balance Sheets
As of March 31, 2007 and March 31, 2006
(A Development Stage Company)

ASSETS	31-Mar-07	31-Mar-06

Current assets:
Cash	$104,060	$25,949
Accounts receivable- net	25,055	0

Total current assets	$129,115	$25,949

Other assets:
Patent-net	13,572	14,322

Total assets	$142,687	$40,271

LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
Accounts payable & accrued expenses	$27,627	$0
Subscriptions payable	63,150	0
Income taxes payable	9,229	7,483
Bank overdraft	0	0
Total current liabilities	$100,006	$7,483

Common stock, par value of $.001, 25 million
authorized, 9 million shares issued & outstanding	$9,000	$0
Additional paid in capital	4,491,000	0
Retained deficit during the development stage	(4,457,319)	32,788
Total shareholder's equity	42,681	32,788

Total Liabilities & Shareholder's Equity	$142,687	$40,271

See the notes to the financial statements.

Nova Technologies USA, Inc.
Statements of Operations
For the Years Ended March 31, 2007 and March 31, 2006
And From Inception, September 30, 2004 to March 31, 2007
(A Development Stage Company)

			Inception to
	31-Mar-07	31-Mar-06	31-Mar-07

Net sales revenues	$442,780	$320,472	$836,969
Cost of revenues	(201,155)	(110,277)	(338,261)
Gross profit	$241,625	$210,195	$498,709

General and administrative expenses:
Salaries	$4,688,130	$147,609	$4,883,999
Administration	41,856	12,698	62,800
Total general & administrative expenses	4,729,986	160,307	4,946,799

Net income (loss) before provision for income taxes	$(4,488,361)	$49,888	$(4,448,090)

Provision for income taxes	(1,746)	(7,483)	(9,229)

Net income (loss)	$(4,490,107)	$42,405	$(4,457,319)

Loss per common share:
Basic & fully diluted	$(5.64)	$0.00

Weighted average of common shares:
Basic & fully diluted	795,580	0

See the notes to the financial statements.

Nova Technologies USA, Inc.
Statements of Cash Flows
For the Years Ended March 31, 2007 and March 31, 2006
And From Inception, September 30, 2004 to March 31, 2007
(A Development Stage Company)

			Inception
	31-Mar-07	31-Mar-06	to Date
Operating Activities:
Net income	$(4,490,107)	$42,405	$(4,457,319)
Adjustments to reconcile net income items
not requiring the use of cash:
Salaries	4,500,000	0	4,500,000
Allowance for bad debt expense	775	0	775
Amortization expense	750	678	1,428
Changes in other operating assets and liabilities :
Accounts receivable	(25,830)	0	(25,830)
Income taxes payable	1,746	7,483	9,229
Accounts payable and accrued expenses	27,627	0	27,627
Net cash provided by operations	$14,961	$50,566	$55,910

Investing activities:
Bank overdraft	$0	$(9,617)	$0
Purchase of patent	0	(15,000)	(15,000)
Net cash used by investing activities	0	(24,617)	(15,000)

Financing activities:
Subscriptions received	$63,150	$0	$63,150
Net cash provided by investing activities	63,150	0	63,150

Net increase in cash during the fiscal year	$78,111	$25,949	$104,060

Cash balance at beginning of the fiscal year	25,949	0	0

Cash balance at March 31st	$104,060	$25,949	$104,060

Supplemental disclosures of cash flow information:
Interest paid during the fiscal year	$0	$0	$0
Income taxes paid during the fiscal year	$0	$0	$0

See the notes to the financial statements.

Nova Technologies USA, Inc.
Statement of Changes in Shareholder’s Equity
For the Years Ended March 31, 2007 and March 31, 2006
And From Inception, September 30, 2004 to March 31, 2007
(A Development Stage Company)

				Development
				Stage
	Common	Common	Additional	Retained		Stock
	Shares	Par Value	Paid in Capital	Deficit	Total	Price

Balance at inception, September 30, 2004	0	$0	$0	$0	$0

Net loss for the period				(9,617)	(9,617)

Balance at March 31, 2005	0	0	0	(9,617)	(9,617)

Net income for the fiscal year				42,405	42,405

Balance at March 31, 2006	0	0	0	32,788	32,788

Issuance of common stock	9,000,000	9,000	4,491,000		4,500,000	$0.50

Net loss for the fiscal year				(4,490,107)	(4,490,107)

Balance at March 31, 2007	9,000,000	$9,000	$4,491,000	$(4,457,319)	$42,681

See the notes to the financial statements.

Nova Technologies USA, Inc.
(A Development Stage Company)
Notes to the Financial Statements
From Inception, September 30, 2004 to March 31, 2007

1.  Organization of the Company and Significant Accounting Principles

Nova Technologies USA, Inc. (the “Company”) is a privately held corporation formed in October 2006 in the state of Nevada. On March 15, 2007, the assets and liabilities of Nova Products, Inc., a company formed in September 2004 and wholly owned by the Company’s sole shareholder and chief executive officer, were transferred into the Company.  The transaction was treated merger of entities under common control, where the book value of the assets and liabilities were transferred into the Company and presented as if the transaction occurred at inception in September 2004.

The Company is the holder of United States Patent Number 5,528,450, which is a design for a device for remotely activating a prisoner restraint device by unobtrusive means through radio signals used by law enforcement.

The Company owns the design of less lethal electronics for prisoner control and manufactures the devices for sale to law enforcement and prisoner control agencies.  The Company provides training services to the purchasers of its product.

Use of Estimates- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make reasonable estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses at the date of the financial statements and for the period they include.  Actual results may differ from these estimates.

Development Stage Company- the Company qualifies for treatment as a Development Stage Company as per Statement of Financial Accounting Standards (SFAS) No. 7.  As per SFAS No.7, financial transactions are accounted for as per generally accepted accounted principles.  Revenues and expenses incurred during the development stage are accumulated in “losses accumulated during the development stage” and are reported in the Stockholders’ Equity section of the balance sheet.

Cash- For the purpose of calculating changes in cash flows, cash includes all cash balances and highly liquid short-term investments with an original maturity of three months or less.

Long Lived Assets- The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.  The long lived assets include the cost of acquiring United States Patent Number 5,528,450 and are being amortized over a period of twenty years.

Income taxes- The Company accounts for income taxes in accordance with the Statement of Accounting Standards No. 109  (SFAS No. 109), "Accounting for Income Taxes".  SFAS No. 109 requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed annually for differences between financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

Revenue Recognition- The Company realizes revenues when the existence of an unconditional binding arrangement is present, the work has been performed, the Company fees are determined and fixed, and the assurance of the revenue collection is reasonably secured.

Bad Debt Expense- The Company provides, through charges to income, a charge for bad debt expense, which is based upon management's evaluation of numerous factors.  These factors include economic conditions, a predictive analysis of the outcome of the current portfolio and prior credit loss experience.

Recent accounting pronouncements:

SFAS 155, "Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140" (`SFAS No. 155"). This Statement shall be effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity's first fiscal year that begins after September 15, 2006. The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Management does not expect adoption of SFAS No. 155 to have a material impact on the Company's financial statements.

SFAS 157, "Fair Value Measurements", defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. Management has not evaluated the impact of this statement.

In June 2005, the Emerging Issues Task Force reached a consensus on Issue No. 05-6 ("EITF No. 05-6"), "Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination." EITF No. 05-6 clarifies that the amortization period for leasehold improvements acquired in a business combination or placed in service significantly after and not contemplated at or near the beginning of the lease term should be amortized over the shorter of the useful life of the assets or a term that includes the required lease periods and renewals that are reasonably assured of exercise at the time of the acquisition. EITF No. 05-6 is to be applied prospectively to leasehold improvements purchased or acquired in reporting periods beginning after June 29, 2005. The adoption of EITF No. 05-6 did not have a material impact on the Company's consolidated financial statements.

In June 2006, the FASB issued FASB Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No.109" ("FIN No. 48"). FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes". Fin No. 48 is effective for fiscal years beginning after December 15, 2005. Management does not expect adoption of FIN No. 48 to have a material impact on the Company's financial statements.

2. Fair values of Financial Instruments

Cash, accounts receivable, income taxes payable, accounts payable and accrued expenses, stock subscriptions payable and income taxes payable in the balance sheet are estimated to approximate fair market value at March 31, 2007.

3.  Net Loss per Share

The Company applies SFAS No. 128, Earnings per Share to compute net loss per share. In accordance with SFAS No. 128, basic net loss per share has been computed based on the weighted average of common shares outstanding during the years. There are no financial instruments outstanding that are convertible into common stock at March 31, 2007.

Net loss per common share has been computed as follows:

Net loss	$(4,490,107)

Shares outstanding	9,000,000

Weighted average	795,580

Loss per common share:
Basic & fully diluted	$(5.64)

4. Concentration of Credit

The Company has no employees other than the sole shareholder and chief executive officer. A withdrawal of support from the sole shareholder and chief executive officer would have a material adverse affect on the financial condition of the Company.

5.  Income Taxes

			Inception to
Provision for income taxes is comprised of the following:	31-Mar-07	31-Mar-06	31-Mar-07

Net loss before provision for income taxes	$(4,488,361)	$49,888	$(4,448,090)

Current tax expense:
Federal	$1,746	$7,483	$9,229
State	0	0	0
Total	$1,746	$7,483	$9,229

Statutory U.S. federal rate	15%	15%	15%
Statutory state and local income tax	0%	0%	0%
Effective rate	15%	15%	15%

6. Private Placement Memorandum

On March 15, 2007, the Company began an offering of 2 million shares of its common stock through an offering as defined by Rule 501 of Regulation D of the Securities Exchange Act.  The offering price per share is $0.50.  As of March 31, 2007, the Company received proceeds of $63,150 in subscriptions for 126,300 shares of common stock.

7. Nova Products, Inc.

On March 15, 2007, the assets and liabilities of Nova Products Inc., a Nevada state corporation formed in September 2004, were transferred into the Company at book value.  Nova Products Inc. is wholly owned by the Company’s sole shareholder and chief executive officer and the transaction was treated as merger of entities under common control.

8. Related Party Transaction

As discussed in Note 7, Nova Products, Inc. is wholly owned by the president and sole shareholder of the Company.

9. Issuance of Common Stock

In March 2007, The Company issued 9,000,000 shares of common stock to the sole shareholder and chief executive officer for services rendered.  The transaction was valued at $4,500,000 and the expense recorded in the statement of operations.

The following pages are the quarterly financial statements for June 30, 2007

Nova Technologies USA, Inc.
Balance Sheets
As of June 30, 2007 and March 31, 2007
(A Development Stage Company)

ASSETS	Unaudited
	30-Jun-07	31-Mar-07
Current assets:
Cash	$189,305	$104,060
Accounts receivable- net	29,811	25,055

Total current assets	$219,116	$129,115

Other assets:
Patent-net	$13,385	$13,572
Fixed assets- net	0	0
Security deposit	1,845	0

Total assets	$234,346	$142,687

LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
Accounts payable & accrued expenses	$29,394	$27,627
Income taxes payable	36,463	9,229
Stock subscriptions payable	63,150	63,150
Total current liabilities	$129,007	$100,006

Common stock, par value of $.001, 25 million
authorized, 9 million shares issued & outstanding	$9,000	$9,000
Additional paid in capital	4,491,000	4,491,000
Retained deficit- development stage	(4,394,661)	(4,457,319)
Total shareholder's equity	105,339	42,681

Total Liabilities & Shareholder's Equity	$234,346	$142,687

See the notes to the financial statements.

Nova Technologies USA, Inc.
Statements of Operations
For the Quarters Ended June 30, 2007, 2007 and June 30, 2006
and from Inception, September 30, 2004 through June 30, 2007
(A Development Stage Company)

			Unaudited
	Unaudited	Unaudited	Inception to
	30-Jun-07	30-Jun-06	30-Jun-07

Net sales revenues	$220,744	$135,941	$1,057,713
Cost of revenues	(20,933)	(53,112)	(359,194)
Gross profit	$199,811	$82,829	$698,519

General and administrative expenses:
Salaries	$51,353	$92,303	$4,935,352
Administration	58,566	6,369	121,366
Total general & administrative expenses	109,919	98,672	5,056,718

Net income (loss) before provision for income taxes	$89,892	$(15,843)	$(4,358,198)

Provision for income taxes	(27,234)	0	(36,463)

Net income (loss)	$62,658	$(15,843)	$(4,394,661)

Loss per common share:
Basic & fully diluted	$0.01	$0.00

Weighted average of common shares:
Basic & fully diluted	9,000,000	0

See the notes to the financial statements.

Nova Technologies USA, Inc.
Statements of Cash Flows
For the Quarters Ended June 30, 2007, 2007 and June 30, 2006
and from Inception, September 30, 2004 through June 30, 2007
(A Development Stage Company)

			Unaudited
	Unaudited	Unaudited	Inception to
	30-Jun-07	30-Jun-06	30-Jun-07
Operating Activities:
Net income (loss)	$62,658	$(15,843)	$(4,394,661)
Adjustments to reconcile net income items
not requiring the use of cash:
Salaries	0	0	4,500,000
Allowance for bad debt expense	0	0	775
Amortization expense	187	187	1,615
Changes in other operating assets and liabilities :
Accounts receivable	(4,756)	(785)	(30,586)
Income taxes payable	27,234	0	36,463
Accounts payable and accrued expenses	1,767	1,387	29,394
Net cash provided (used) by operations	$87,090	$(15,054)	$143,000

Investing activities:
Bank overdraft	$0	$0	$0
Security deposit	(1,845)	0	(1,845)
Purchase of patent	0	0	(15,000)
Net cash used by investing activities	(1,845)	0	(16,845)

Financing activities:
Subscriptions received	$0	$0	$63,150
Net cash provided by investing activities	0	0	63,150

Net increase (decrease) in cash during the period	$85,245	$(15,054)	$189,305

Cash balance at beginning of the fiscal year	104,060	25,949	0

Cash balance at June 30th	$189,305	$10,895	$189,305

Supplemental disclosures of cash flow information:
Interest paid during the fiscal year	$0	$0	$0
Income taxes paid during the fiscal year	$0	$0	$0

See the notes to the financial statements.

Nova Technologies USA, Inc.
Statement of Changes in Shareholders Equity
From Inception, September 30, 2004 through June 30, 2007
(A Development Stage Company)

				Development
				Stage
	Common	Common	Additional	Retained		Stock
	Shares	Par Value	Paid in Capital	Deficit	Total	Price

Balance at inception, September 30, 2004	0	$0	$0	$0	$0

Net loss for the period				(9,617)	(9,617)

Balance at March 31, 2005	0	0	0	(9,617)	(9,617)

Net income for the fiscal year				42,405	42,405

Balance at March 31, 2006	0	0	0	32,788	32,788

Issuance of common stock	9,000,000	9,000	4,491,000		4,500,000	$0.50

Net loss for the fiscal year				(4,490,107)	(4,490,107)

Balance at March 31, 2007	9,000,000	9,000	4,491,000	(4,457,319)	42,681

Net income for the period- unaudited				62,658	62,658

Balance at June 30, 2007- unaudited	9,000,000	$9,000	$4,491,000	$(4,394,661)	$105,339

See the notes to the financial statements.

Nova Technologies USA, Inc.
(A Development Stage Company)
Unaudited Notes to the Financial Statements
For the Quarters Ended June 30, 2007

1.  Organization of the Company and Significant Accounting Principles

Nova Technologies USA, Inc. (the “Company”) is a privately held corporation formed in October 2006 in the state of Nevada.

The Company is the holder of United States Patent Number 5,528,450, which is a design for a device for remotely activating a prisoner restraint device by unobtrusive means through radio signals used by law enforcement.  The Company owns the design of less lethal electronics for prisoner control and manufactures the devices for sale to law enforcement and prisoner control agencies.  The Company provides training services to the purchasers of its product.

Use of Estimates- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make reasonable estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses at the date of the financial statements and for the period they include.  Actual results may differ from these estimates.

Development Stage Company- the Company qualifies for treatment as an Development Stage Company as per Statement of Financial Accounting Standards (SFAS) No. 7.  As per SFAS No.7, financial transactions are accounted for as per generally accepted accounted principles.  Revenues and expenses incurred during the development stage are accumulated in “losses accumulated during the devlopment stage” and are reported in the Stockholders’ Equity section of the balance sheet.

Cash- For the purpose of calculating changes in cash flows, cash includes all cash balances and highly liquid short-term investments with an original maturity of three months or less.

Long Lived Assets- The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.  The long lived assets include the cost of acquiring United States Patent Number 5,528,450 and are being amortized over a period of twenty years.

Income taxes- The Company accounts for income taxes in accordance with the Statement of Accounting Standards No. 109  (SFAS No. 109), "Accounting for Income Taxes".  SFAS No. 109 requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed annually for differences between financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

Revenue Recognition- The Company realizes revenues when the existence of an unconditional binding arrangement is present, the work has been performed, the Company fees are determined and fixed, and the assurance of the revenue collection is reasonably secured. Training revenues are recognized upon completion of the training session. Restraining device sales are recorded upon the receipt of an order from the customer. The costs of revenues are the cost of the parts and materials to manufacture a restraining device and are recorded upon an order from the customer.

Bad Debt Expense- The Company provides, through charges to income, a charge for bad debt expense, which is based upon management's evaluation of numerous factors.  These factors include economic conditions, a predictive analysis of the outcome of the current portfolio and prior credit loss experience.

2.  Net Loss per Share

The Company applies SFAS No. 128, Earnings per Share to compute net loss per share. In accordance with SFAS No. 128, basic net loss per share has been computed based on the weighted average of common shares outstanding during the years. There are no financial instruments outstanding that are convertible into common stock at June 30, 2007.

Net loss per common share has been computed as follows:

Net loss	$62,658

Shares outstanding	9,000,000

Weighted average	9,000,000

Loss per common share:
Basic & fully diluted	$0.01

4. Concentration of Credit

The Company has no employees other than the sole shareholder and chief executive officer.  A withdrawal of this support from the sole shareholder and chief executive officer would have a material adverse affect on the financial condition of the Company.

5.  Income Taxes

	Unaudited	Unaudited	Inception to
Provision for income taxes is comprised of the following:	30-Jun-07	30-Jun-06	30-Jun-07

Net loss before provision for income taxes	$89,892	$(15,843)	$(4,358,198)

Current tax expense:
Federal	$18,813	$0	$36,463
State	0	0	0
Total	$18,813	$0	$36,463

Statutory U.S. federal rate	21%	0%	26%
Statutory state and local income tax	0%	0%	0%
Effective rate	21%	0%	26%

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable (no changes, no disagreements)

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Officers and Directors Limited Liability
Our officers and directors may have limited liability to our shareholders which could mean that our officers and/or directors may not have any liability to our shareholders for certain claims. Our Articles of Incorporation include a provision eliminating the personal liability of our directors for damages for breach of fiduciary duty as a director. Moreover, the Nevada Revised Statutes provides for the indemnification, under certain circumstances, of officers and directors. Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification of Directors and Officers
Our Articles of Incorporation limits the liability of our officers and directors. Officers and directors will not be liable to us for monetary damages occurring because of a breach of their fiduciary duty as directors in certain circumstances. Such limitation will not affect liability for any breach of a director’s duty to us or our shareholders, either:

•	With respect to approval by the director of any transaction from which he or she derives an improper personal benefit;

•
With respect to acts or omissions involving an absence of good faith, that he or she believes to be contrary to our best interests of our shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his or her duty to us or our shareholders, or that indicate a reckless disregard for his or her duty to us or our shareholders in circumstances in which he or she was or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to us or our shareholders; or

•
Based on transactions between us and our directors or another corporation with interrelated directors or on improper distributions, loans or guarantees pursuant to applicable sections of the Nevada Revised Statutes.

Such limitation of liability will not affect the availability of equitable remedies such as injunctive relief or rescission. Our Articles of Incorporation provide that we will indemnify our directors and officers to the extent permitted by law, including circumstances in which indemnification is otherwise discretionary under the Nevada Revised Statutes.

We have been informed that, in the opinion of the Commission, such indemnification, as claims pursuant to the federal securities laws, is against public policy and is, therefore, unenforceable.

Indemnification Agreements
We anticipate that we will enter into indemnification agreements with each of our directors and executive officers pursuant to which we shall indemnify each such director and officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by each such director and officer in connection with any criminal or civil action brought or threatened against such director and officer because of such director and officer being or having been an executive officer or director of us. To be entitled to indemnification by us, such person must have acted in good faith and in a manner that such person believed to be in our best interests and, with respect to criminal actions, such director and officer must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities occurring pursuant to the Securities Act of 1933 may be permitted to Directors, Officers or persons controlling us pursuant to the foregoing provisions, we have been informed that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

UNDERTERMINED AT THIS TIME

RECENT SALES OF UNREGISTERED SECURITIES

The Company (Nova Technologies USA, Inc.) recently sold 381,000 shares of its common stock.  The common shares offered have not been registered under the Securities Act of 1933, as amended (“Securities Act,”) or any applicable state or foreign securities laws.  The common shares were offered pursuant to exemptions to registration provided by Section 4(2) of the Securities Act, Regulation D thereunder, certain state, and foreign securities laws and certain rules and regulations promulgated pursuant thereto.

These shares of the company were sold exclusively by the officers and directors for cash and no commissions were paid.  The offering was initiated March 15, 2007, and was closed April 20, 2007.  The shares were sold to a total of thirty six (36) investors, eight of which were accredited investors (as defined by the Securities and Exchange Commission) and twenty eight (28) of the investors were unaccredited.  These investors were known personally by the officers and directors or were introduced to the officers and directors by those well known to the officers and directors.  The only expenses incurred in this offering were those disclosed in ITEM 25.

EXHIBITS

Exhibit 3.1 – Articles of Incorporation
Exhibit 3.2 – Bylaws
Exhibit 5.1 -- Opinion and Consent of Sharon D. Mitchell, Attorney at Law
Exhibit 10.1 -- Subscription Agreement
Exhibit 23.1 -- Consent of Donahue Associates, LLC
Exhibit 99.1 – Executive Summary

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
For determining liability of the undersigned small business issuer under the Securities Act to an purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed  in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act will be governed by the final adjudication of such issue.

6.
For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

7.
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

8.	That, for the purpose of determining liability under the Securities Act to any purchaser:

a.	If the small business issuer is relying on Rule 430B:
1.
Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

2.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement will, as to a purchaser, with a time contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

b.	If the small business issuer is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Where You Can Find More Information

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus.  If you want more information, please write us at:

Nova Technologies USA, Inc.
4421 Commons Drive, Suite 182
Destin, Florida 32541

Attention Mr. John H. McDermit, President

After the effective date of this registration statement, we intend to become a reporting company and file annual, quarterly and current reports with the SEC.  At that time, you may read and copy any reports, statements, or other information we file at the SEC’s public reference room at 100 F Street, NE, Washington D.C. 20549.

Additional Information

Statements in this registration statement are made as of the date hereof unless stated otherwise and are subject to change, completion or amendment without notice. Neither the delivery of this registration statement at any time, nor any sales hereunder, shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

The company has established investor suitability standards for purchasers of the securities. Each investor must represent to the company that: (a) such investor has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his, her or its investment in the securities and such investor is able to bear the economic risks of an investment in the securities and to afford the complete loss of the investment; (b) the securities to be acquired by such investor are being acquired for his, her or its own account and without a view to, or for resale in connections with, any distribution thereof or any interest therein; and (c) such investor has had access  to such financial and other information, and has been afforded the opportunity to ask such questions of the representatives of the company and receive answers thereto, as such investor has deemed necessary in connection with his, her or its decision to purchase the securities.

Certain provisions of various agreements are summarized in this registration statement, but prospective investors should not assume that such summaries are complete. Such summaries are qualified in their entirety by reference to the texts of the original documents, which will be made available by the company upon request by prospective investors.

Prospective investors should not construe the contents of this registration statement as legal or investment advice. The company has not engaged legal or other advisors for or on behalf of any investor and each investor should consult his, her or its own competent counsel, accountant, or business advisor as to legal and related matters concerning the investment. The company is not making any representation to any offeree or purchaser of the securities regarding the legality of an investment therein by such offeree or purchaser under appropriate investment or similar laws.  In making an investment decision, investors must rely on their own examination of the company and the terms of the offering, including the merits and risks involved. By acceptance of this registration statement, prospective investors recognize and accept the need to conduct their own thorough investigation and due diligence before considering an investment in the securities. Representatives of the company will be available to discuss with prospective investors, on request, the information contained herein.

The securities are being offered by the company, subject to prior sale, acceptance of an offer to purchase, withdrawal, cancellation, modification of the offering without notice or approval of certain legal matters by the company’s legal counsel. The company reserves the right to reject or reduce the subscription of any prospective investor even if such investor satisfies all of the suitability standards discussed in this registration statement.  If the prospective investor receiving this memorandum does not submit an offer to purchase, or if such offer is submitted but not accepted by the company, the prospective investor agrees to return promptly this registration statement and any accompanying documents provided in connection herewith.

The securities being offered in this registration are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the securities act and applicable state and foreign securities laws pursuant to registration or exemption therefrom. The exemption under the securities act provided by rule 144 may not be available. All investors will be required to undertake that they will not resell the securities except pursuant to an effective registration statement or an exemption from registration. Certificates for the securities will bear a legend to that effect. Investors should be aware that they might be required to bear the financial risks of this investment for an indefinite period.

No person has been authorized to give any information or to make any representation concerning the company or the securities offered hereby other than those contained in this registration statement and, if given or made, such other information or representation should not be relied upon as having been authorized by the company.

This registration statement does not constitute an offer to sell or solicitation of an offer to buy any securities other than the securities offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy from any person in any state or other jurisdiction in which such offer or solicitation would be unlawful, or in which the person making such offer or solicitation is not qualified to do so, or to a person to whom it is unlawful to make such an offer or solicitation.

In making an investment decision, investors must rely on their own examination of the person or entity creating the securities and the terms of the offering, including the merits and risks involved.  These securities have not been recommended by any federal, state or foreign securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

INVESTOR SUITABILITY STANDARDS

The purchase of the Offered Shares involves certain risks and is suitable only for persons of substantial means who have no need for liquidity with regard to a purchase of Offered Shares.  See the “RISK FACTORS” section. Each prospective purchaser of Offered Shares is urged to consult his or her own business, financial, or tax advisors before purchasing Offered Shares.

The Offering will not be registered pursuant to the provisions of the Securities Act of 1933, as amended (“Act”), in reliance upon the availability of the “private placement” exemption specified by the provisions of Section 4(2) of the Act and Rule 506 of Regulation D promulgated pursuant thereto.

The offer and sale of the Offered Shares in the individual states in a transaction which satisfies the requirements of Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Act is not required to be registered or qualified in the individual states because of adoption of the National Securities Markets Improvement Act of 1996 (“NSMIA”). NSMIA preempts state registration and similar qualification provisions for transactions exempt pursuant to that Rule 506.  Accordingly, the Offered Shares will be offered for sale to a limited number of prospective purchasers and, prior to the Offering termination date, we will undertake all inquiries reasonably necessary to satisfy us that the prerequisites for those exemptions have been satisfied.

In this regard, each prospective purchaser of Offered Shares will be required to acknowledge and represent in the Subscription Agreement (Exhibit C), among other representations, that:

(a)
Such purchaser is able to accommodate the economic risks associated with the purchase of Offered Shares and such purchaser has such knowledge and experience in financial and business matters that such purchaser is capable, either on his or her own or together with his or her advisors and representatives, of evaluating the merits and risks of purchasing Offered Shares;

(b)
Prior to the purchase of the Offered Shares, we provided such purchaser and his or her advisors full and complete access to all information with respect to us and our Affiliates, and our proposed activities that such purchaser and his or her advisors deemed necessary in order to evaluate the merits and risks of a purchase of Offered Shares, to the extent that information was possessed or could be acquired by us without unreasonable effort or expense;

(c)
The Offered Shares that such purchaser is offering to purchase will be purchased solely for his or her account for long term investment purposes only, and not with the intention or, or for resale in connection with, any distribution thereof; and

(d)
We reserve the right to refuse to sell an Offered Share to any person if, in our sole discretion, the person offering to purchase the Offered Share does not satisfy one or more of the suitability requirements, including the financial suitability requirements specified below. We reserve the right to restrict purchases of Offered Shares, including the number purchased, in our sole discretion.

Financial Suitability
In addition to the representations specified above, the purchaser of Offered Shares must demonstrate that with respect to each Offered Share purchased, such purchaser is an “Accredited Investor,” or, if not, at a minimum, such purchaser (i) has a net worth (exclusive of home, home furnishings and automobiles) of $75,000.00 or more and anticipates that for the current year he or she will have an adjusted gross income of $75,000.00 or more, or (ii) has a net worth (exclusive of home, home furnishings and automobiles) of $250,000.00 or more, or (iii) is purchasing in a fiduciary capacity for a person who satisfied those conditions.

Accredited Investors
For purposes of calculating the number of purchasers, all Accredited Investors are excluded. “Accredited Investor,” as defined by the provisions of Regulation D, includes any person who comes within any of the following categories, or whom we reasonably believe comes within any of the following categories, at the time of the sale of the Offered Shares to that person:

(a)	Any director, executive officer, or general partner of the issuer of the securities offered or sold, or any director, executive officer, or general partner of that issuer;

(b)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000.00;

(c)
Any natural person who had an individual income in excess of $200,000.00 in each of the 2 most recent years or joint income with that person’s spouse in excess of $300,000.00 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(d)
Any trust with total assets in excess of $5,000,000.00, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Regulation 230.506(b)(2)(ii) promulgated pursuant to the provisions of the Act; or

(e)	Any entity in which all of the equity owners are Accredited Investors.

Specific questions concerning Accredited Investor status should be directed to us.

The provisions of the Subscription Agreement require prospective purchasers of Offered Shares to represent positively that those purchasers satisfy the above suitability standards. Moreover, the above suitability standards must be satisfied by any subsequent purchaser of Offered Shares. In certain limited circumstances, consistent with applicable federal and state securities laws and regulations, prospective purchasers of Offered Shares who do not satisfy the above suitability standards may be allowed to purchase Offered Shares.

The following table shows purchased Offered Shares under the above Subscription Agreement provisions:

SUBSCRIPTION HOLDERS

NAME	NUMBER OF SHARES	AMOUNT

Thomas & Dawn Makurat	5,000	$ 2,500
Kenneth L. Guard, Trustee	20,000	$10,000
Leroy Patterson	20,000	$10,000
Helen J. Patterson	20,000	$10,000
Mark & Rebecca Habeck	10,000	$ 5,000
Randy & Angie Woldt	18,000	$ 9,000
Greg & Jennifer Cianciolo	4,000	$ 2,000
Greer Fullerton, Jr.	1,000	$ 500
Greer Fullerton, Sr.	800	$ 400
Global Consolidated Trading, Inc. (Robert J. Cox)	10,000	$ 5,000
Xiaoqi Wang	10,000	$ 5,000
Kathleen Dillon	5,000	$ 2,500
Paul R. Kroncke	12,500	$ 6,250
James Roger Kroncke	6,400	$ 3,200
Patricia L. Kroncke	6,400	$ 3,200
Edward C. & Nancy J. Zierke	10,000	$ 5,000
Tony L. Jones	6,400	$ 3,200
Cherilyn Eischen	12,500	$ 6,250
Steven & Marlene Verwiel	20,000	$10,000
Jennifer LeBelle	5,000	$ 2,500
Gene Ballard	11,000	$ 5,500

Bruce E. Rhoades	12,000	$ 6,000
Mary Jane Havens	2,500	$ 1,250
Robert G. Dumont	3,000	$ 1,500
Todd D. Christie	10,000	$ 5,000
Joseph & Erica Kroncke	20,000	$10,000
Jason Havens	20,000	$10,000
Daphne Havens	20,000	$10,000
Jennifer T. Garcia	2,000	$ 1,000
Lara S. & Derek Vendola Messer	2,500	$ 1,250
Ky T & Kelly Rasmussen	3,000	$ 1,500
David J. & Christine M. Mack	2,500	$ 3,000
Conradt Bus & Trucking (David E. Conradt)	10,000	$ 5,000
Wanda L. Bullock	20,000	$10,000
James A. Bullock	20,000	$10,000
Gordon & Cheri Smith	20,000	$10,000

OTHER IMPORTANT INFORMATION

Interest of Named Counsel and Experts
We have not hired any expert or counsel on a contingent basis in regards to the preparation of this SB-2 Registration or any exhibits hereto.

Conflicts Related to Other Business Activities
The persons serving as our officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other activities of those persons may occur from time to time.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to us and our shareholders and as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Related Party Transactions
There have been no related party transactions which would be required to be disclosed pursuant to Item 404 of Regulation S-B other than the following:

Certain contemplated agreements and arrangements, including those relating to indemnification, compensation and payments between us and our officers and directors will not be the result of arm’s length negotiations.

Conflicts of Interest
Our officers and directors are subject to various conflicts of interest because of their relationships with us and our Affiliates including conflicts related to the arrangements pursuant to which our Affiliates may be compensated by us. Because we have been formed and will be managed by those officers and directors, these conflicts of interest will not be resolved by arms-length negotiations; but, rather, by the exercise of judgment of those officers and directors, consistent with their fiduciary responsibility to our shareholders and our objectives and policies. These conflicts of interest include, but are not limited to, the following:

Interest in Other Businesses
Those officers and directors now serve and may in the future organize and serve as management of other businesses. Our officers and directors may have legal and financial obligations with respect to these other businesses which are similar to their obligations owed to us. The amount of compensation payable to those officers and directors in connection with the organization and operation of other businesses may exceed that payable in connection with our operation.

Other Activities of Management and Affiliates
As a result of their possible future interests in other businesses and the fact that they have also engaged and will continue to engage in other business activities, those officers and directors will have conflicts of interests in allocating their time between us and other activities in which they are involved. We believe, however, that our officers and directors have sufficient time and resources to discharge fully and completely their responsibilities to all businesses in which they are involved.

Lack of Separate Representation
The attorneys, accountants and other experts who perform services for us may perform services for our officers and directors and do not represent our shareholders. It is anticipated that such representation may continue in the future. Accordingly, prospective purchasers of Offered Shares should consult with their counsel for advice concerning a purchase of the Offered Shares. Attorneys and other professionals representing us and our officers and directors do not represent, and shall not be deemed pursuant to provisions of applicable codes of professional responsibility to have represented, or be representing, purchasers of the Offered Shares, in any respect. In the event litigation is commenced against us and our officers and directors or their Affiliates, potential conflicts of interest may occur and our shareholders may have to retain separate counsel in certain circumstances.

Non Arm’s Length Agreements
Certain agreements and arrangements, including those relating to the acquisition by us from our officers and directors and their Affiliates of various assets, technology, rights, interests and opportunities, and compensation between us and our officers and directors and their Affiliates, are not the result of arm’s length negotiations. Any and all agreement entered into by and between us, on the one hand, and our officers and directors and their affiliates, on the other hand, shall be on terms no less favorable to us than we could obtain from unrelated third parties for similar products and services in the same geographical area.

Reimbursement of Expenses
Our officers and directors will be reimbursed by us for all costs and expenses incurred by those of our officers and directors when performing services on our behalf and for certain indirect costs and expenses allocable to us.

Continuous Reporting Obligations to Shareholders
Our securities are not listed for trading on any exchange or quotation service and, as such, we are not required to comply with timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. In the event we become a reporting issuer pursuant to the Securities Exchange Act of 1934, we will be required to file quarterly, annual and other reports with the Commission.

Income Tax Consequences
No application has been made for an advance tax ruling with respect to the Offering nor is it intended that any application be made. The income tax consequences specified in this registration statement are of a general nature only and are not intended to constitute advice to any investor or a substitute for careful tax planning, particularly because certain of the income tax consequences resulting from a purchase of Offered Shares will not be the same for all taxpayers. Factors which may affect the tax treatment resulting from a purchase of Offered Shares include, but are not limited to, whether or not the purchaser is an individual or a corporation and various attribution rules; accordingly, prospective purchasers of Offered Shares are urged to consult with their professional advisors regarding tax consequences applicable to them.

We have not obtained and will not obtain a ruling from the Internal Revenue Services (“IRS”) with respect to the income tax consequences resulting from a purchase of the Offered Shares and there can be no assurance that the IRS will agree with the conclusions specified in this registration statement or that a challenge, if made, will not be successful. This information does not anticipate or contemplate all aspects of federal income taxation, and does not contemplate considerations applicable to a holder of Offered Shares who is, with respect to the Offered Shares States, a nonresident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, but does contemplate many material federal income tax consequences. This information also does not contemplate specific facts and circumstances that may be relevant to the tax situation of a particular holder of Offered Shares. This information is based on provisions of the Internal Revenue Code of 1986, as amended (“Code”), existing regulations there under and judicial decisions, and the IRS’s current administrative rules, practices and interpretations of law, all as in effect on the date of this registration statement and all of which are subject to change or modification.

Fiduciary Responsibility of the Officers and Directors
Our officers and directors are accountable to us and our shareholders as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on behalf of that shareholder and all other similarly situated shareholders to recover damages when we have failed or refused to observe the law.

Our shareholders, subject to applicable rules of civil procedure, may be able to commence a class action or derivative lawsuit to enforce their rights, including rights pursuant to certain federal and state securities laws and regulations. Our shareholders who have suffered losses in connection with the purchase or sale of their securities, including the Offered Shares because of a breach of a fiduciary duty by an officer or director in connection with such sale or purchase, including the misapplication by any such or director of the proceeds from the sale of the Offered Shares may be able to recover such losses from us.

Our officers and directors may not be liable to our shareholders for errors in judgments or other acts or omissions, other than intentional misconduct, fraud or a knowing violation of the law as provisions have been made in our Articles of Incorporation limiting such liability. Therefore, purchasers of the Offered Shares may have a more limited right of action than they would have except for this limitation in our Articles of Incorporation.

Our officers and directors are required to exercise good faith and integrity in handling our affairs. Our officers and directors have agreed to abide by this fiduciary duty.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Clawson, State of Michigan on June 27, 2007.

(Registrant) Sharon D. Mitchell

By /s/ Sharon D. Mitchell

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

(Signature) /s/ John H. McDermit John H. McDermit President & Director Date: 27 June 2007	/s/ Mary K. McDermit Mary K. McDermit, Vice President, Secretary, Treasurer, & Director 27 June 2007